UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Breeden Capital Management LLC

Breeden Partners L.P.

Breeden Partners (California) L.P.

Breeden Partners Holdco Ltd.

Richard C. Breeden

Robert A. Gerard

L. Edward Shaw, Jr.

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Breeden Capital Management LLC, a Greenwich, CT., based investment fund manager, made the following statement regarding Breeden Partners LP’s campaign to have its three candidates elected to the Board of Directors of H&R Block Inc. (“H&R Block”).

“The issues in the pending proxy contest for the board at H&R Block, Inc. are the company’s lagging financial performance, its poor return to shareholders compared to market averages during recent years and its future strategy for growth. We disagree with the company’s assertion that Mr. Breeden’s election to the board would impair the independence of KPMG as outside auditors merely because Mr. Breeden serves as the representative of the U.S. Department of Justice in overseeing KPMG’s compliance with its Deferred Prosecution Agreement with the Department relating to tax shelters. We believe that this issue is nothing more than an attempt by the company to divert attention from the poor performance record of current management and to come up with a fancy argument for further entrenching current insiders.”

“However, if in the future KPMG did decide to step down for any reason, the company would simply hire new auditors. Indeed, in 2003 H&R Block was forced to replace its auditors because its prior audit firm, PricewaterhouseCoopers LLP, declined to continue to serve as auditors of the company under the management team led by CEO Mark Ernst. The company has not disclosed that replacing PwC caused any unusual expense or hardship.”

“I am confident that H&R Block’s shareholders will agree with me that the company’s poor performance record under current management is of far greater concern than which accounting firm the company employs,” said Richard C. Breeden, CEO of Breeden Capital Management. “While we don’t believe that KPMG’s role as auditors would be affected, the important issue for shareholders is getting the company onto the path for growth in share value. Our candidates in the pending proxy contest will give H&R Block shareholders a real choice concerning who is overseeing management’s performance at the company, and we look forward to election day.”

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SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BREEDEN CAPITAL MANAGEMENT LLC, BREEDEN PARTNERS L.P., BREEDEN PARTNERS (CALIFORNIA) L.P., BREEDEN PARTNERS HOLDCO LTD., RICHARD C. BREEDEN, ROBERT A. GERARD AND L. EDWARD SHAW, JR. (THE "BREEDEN PARTIES") FROM THE SHAREHOLDERS OF H&R BLOCK FOR USE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF H&R BLOCK BECAUSE THEY CONTAIN (AND ANY SUBSEQUENT AMENDMENTS OR SUPPLEMENTS WILL CONTAIN) IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY IS BEING MAILED TO SHAREHOLDERS OF H&R BLOCK AND WILL, ALONG WITH ANY SUBSEQUENT AMENDMENTS OR SUPPLEMENTS AND OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE

COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MORROW & CO., INC. BY TELEPHONE AT (203) 658-9400 OR BY E-MAIL AT BREEDENINFO@MORROWCO.COM.